Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Third Quarter Results; Exceeds Expectations

•	Consolidated earnings per diluted share totaled $0.40 and consolidated same store sales increased 3.3% (adjusted for the shifted calendar), in both cases exceeding prior guidance

•	Company narrows full year non-GAAP guidance range to $2.62 to 2.65 per diluted share

•	Capital allocation strategy on track, with additional share repurchases totaling approximately $25.0 million and declaration of $0.125 per share quarterly dividend

 PITTSBURGH, November 19, 2013 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line sporting goods retailer, today reported sales and earnings results for the third quarter ended November 2, 2013.

Third Quarter Results

The Company reported consolidated net income for the third quarter ended November 2, 2013 of $50.0 million, or $0.40 per diluted share, compared to the Company's expectations provided on August 20, 2013 of $0.37 to 0.39 per diluted share. For the third quarter ended October 27, 2012, the Company reported consolidated net income of $50.1 million, or $0.40 per diluted share.

Net sales for the third quarter of 2013 increased 6.7% to $1.4 billion. Adjusted for the shifted calendar, due to the 53rd week in 2012, consolidated same store sales increased 3.3%, compared to the Company's guidance of approximately flat to an increase of 1%. Third quarter 2012 consolidated same store sales increased 5.1%. Shifted same store sales in the third quarter of 2013 for DICK'S Sporting Goods increased 3.4% while Golf Galaxy increased 2.2%.

Unshifted consolidated same store sales for the third quarter increased 0.3%, compared to the Company's guidance of an approximate 2 to 3% decrease. Unshifted same store sales in the third quarter of 2013 for DICK'S Sporting Goods increased 0.6% while Golf Galaxy decreased 4.7%. eCommerce penetration for the quarter was 6.5% of total sales.

"Despite the continued challenging consumer environment, we delivered better than expected results in the third quarter, exceeding both our sales and earnings expectations. The marketing efforts, improved customer experience and selective pricing initiatives we began in the third quarter were successful in driving traffic and sales, but at slightly lower than anticipated margins," said Edward W. Stack, Chairman and CEO. "We remain excited about the long-term opportunities in our business that we presented at our analyst day in September, and we will continue to drive towards those goals."

Store Development

In the third quarter, the Company opened 25 new DICK'S Sporting Goods stores, one new Golf Galaxy store and two new Field & Stream stores. The Company also relocated one DICK'S Sporting Goods store, repositioned one Golf Galaxy store and completed three full and 22 apparel remodels of DICK'S Sporting Goods stores. As of November 2, 2013, the Company operated 552 DICK'S Sporting Goods stores in 45 states, with approximately 29.9 million square feet and 82 Golf Galaxy stores in 30 states, with approximately 1.4 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

In the beginning of the fourth quarter, the Company opened six new DICK'S Sporting Goods stores and remodeled one DICK'S Sporting Goods store. The Company also opened one new True Runner store.

The Company has now completed its 2013 store development program, opening a total of 40 new DICK'S Sporting Goods stores, one new Golf Galaxy store, two new Field & Stream stores and one new True Runner store. The Company also relocated one DICK'S Sporting Goods store, repositioned one Golf Galaxy store and completed four full and 75 apparel remodels of DICK'S Sporting Goods stores in 2013.

Balance Sheet

The Company ended the third quarter of 2013 with approximately $66 million in cash and cash equivalents as compared to $294 million at the end of the third quarter of 2012. Due to seasonality and capital utilization over the last 12 months, which included investments in omni-channel growth, store remodels, share repurchases, and special and quarterly dividends, the Company ended the quarter with approximately $116 million in outstanding borrowings under its $500 million line of credit. The Company expects to end fiscal 2013 with no outstanding borrowings under the revolving credit facility.

Inventory per square foot was 5.6% higher at the end of the third quarter of 2013 as compared to the end of the third quarter of 2012.

Year-to-Date Results

The Company reported consolidated non-GAAP net income for the 39 weeks ended November 2, 2013 of $199.3 million, or $1.59 per diluted share. For the 39 weeks ended October 27, 2012, the Company reported consolidated non-GAAP net income of $188.6 million, or $1.50 per diluted share.

On a GAAP basis, the Company reported consolidated net income for the 39 weeks ended November 2, 2013 of $199.0 million, or $1.58 per diluted share. For the 39 weeks ended October 27, 2012, on a GAAP basis, the Company reported consolidated net income of $161.0 million, or $1.28 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the 39 weeks ended November 2, 2013 increased 5.8% from last year's period to $4.3 billion primarily due to the opening of new stores. Unshifted consolidated same store sales were flat year-to-date.

Dividend

On November 14, 2013, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on December 27, 2013 to stockholders of record at the close of business on December 6, 2013.

Share Repurchase Program

In the third quarter of 2013, the Company repurchased approximately 0.5 million shares of its common stock at an average cost of $52.09 per share, for a total cost of $25.0 million.

Current 2013 Outlook

The Company's current outlook for 2013 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release.  Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Fourth Quarter 2013

•	Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.04 to 1.07 in the fourth quarter of 2013, compared to fourth quarter 2012 consolidated earnings per diluted share of $1.03. The 14th week in fiscal 2012 contributed approximately $0.03 to earnings per diluted share.

•
Consolidated same store sales adjusted for the shifted calendar, due to the 53rd week in 2012, are currently expected to increase 3 to 4% in the fourth quarter of 2013, or increase 2 to 3% on an unshifted basis, as compared to a 1.2% increase in the fourth quarter of 2012.

❖	Full Year 2013 – (52 Week Year) Comparisons to Fiscal 2012 – (53 Week Year)

•
Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated non-GAAP earnings per diluted share of approximately $2.62 to 2.65, excluding an asset impairment charge and the partial recovery of a previously impaired asset. For the 53 weeks ended February 2, 2013, the Company reported consolidated non-GAAP earnings per diluted share of $2.53, excluding an impairment charge. The 53rd week in fiscal 2012 contributed approximately $0.03 to earnings per diluted share.

•	Consolidated same store sales are currently expected to be approximately flat to an increase of 1% on a 52-week to 52-week comparative basis, compared to a 4.3% increase in fiscal 2012.

❖	Capital Expenditures

•	In 2013, the Company anticipates capital expenditures to be approximately $299 million on a gross basis and approximately $258 million on a net basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results.  Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at http://www.DicksSportingGoods.com/Investors. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (866) 652-5200 (domestic callers) or (412) 317-6060 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10035658. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", "intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or other words with similar meanings. Forward-looking statements include statements regarding, among other things, our expectations for future performance, long-term opportunities, the Company’s future goals, the amounts outstanding under the Company’s credit facility in future periods and expectations on capital expenditures.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2013 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: ongoing economic and financial uncertainties may cause a decline in consumer spending; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; competition in the sporting goods industry; changes in consumer demand; limitations on the availability of attractive store locations; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings; access to adequate capital; changing laws and regulations affecting our business including the regulation of firearms and ammunition; factors affecting our vendors; litigation risks; foreign trade issues and currency exchange rate fluctuations; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; protection of our intellectual property; disruptions with our eCommerce services provider or of our information systems; disruption at our distribution facilities; developments with sports leagues, professional athletes or sports superstars; weather and seasonality of our business; regional risks; risks associated with strategic investments or acquisitions; labor needs; risks associated with being a controlled company; our anti-takeover provisions; our current intention to issue quarterly cash dividends; and our share repurchase activity, if any.

Known and unknown risks and uncertainties are more fully described in the Company's Annual Report on Form 10-K for the year ended February 2, 2013 as filed with the Securities and Exchange Commission ("SEC") on March 22, 2013 and in other reports filed with the SEC.  In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict or assess the impact of all such risk factors. Forward-looking statements included in this release are made as of the date of this release. We do not assume any obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the securities laws.

About DICK'S Sporting Goods, Inc.

DICK'S Sporting Goods, Inc. is an authentic full-line sports and fitness specialty omni-channel retailer offering a broad assortment of high quality, competitively-priced brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer.

As of November 19, 2013, the Company operated 558 DICK'S Sporting Goods stores in 46 states, 82 Golf Galaxy stores in 30 states and eCommerce websites and catalog operations for DICK'S Sporting Goods and Golf Galaxy. DICK'S Sporting Goods, Inc. news releases are available at http://www.DicksSportingGoods.com/Investors. The Company's website is not part of this release.

Contact:

Anne-Marie Megela, VP – Treasury Services and Investor Relations or
Scott W. McKinney, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	November 2, 2013	% of Sales	October 27, 2012	% of Sales (1)

Net sales	$1,400,623	100.00%	$1,312,072	100.00%
Cost of goods sold, including occupancy and distribution costs	975,724	69.66	905,948	69.05

GROSS PROFIT	424,899	30.34	406,124	30.95

Selling, general and administrative expenses	333,724	23.83	314,637	23.98
Pre-opening expenses	12,122	0.87	9,294	0.71

INCOME FROM OPERATIONS	79,053	5.64	82,193	6.26

Interest expense	696	0.05	860	0.07
Other income	(2,735)	(0.20)	(1,113)	(0.08)

INCOME BEFORE INCOME TAXES	81,092	5.79	82,446	6.28

Provision for income taxes	31,115	2.22	32,307	2.46

NET INCOME	$49,977	3.57%	$50,139	3.82%

EARNINGS PER COMMON SHARE:
Basic	$0.41		$0.41
Diluted	$0.40		$0.40

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	123,221		122,103
Diluted	125,842		125,938

Cash dividend declared per share	$0.125		$0.125

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	November 2, 2013	% of Sales (1)	October 27, 2012	% of Sales

Net sales	$4,265,755	100.00%	$4,030,818	100.00%
Cost of goods sold, including occupancy and distribution costs	2,949,872	69.15	2,782,306	69.03

GROSS PROFIT	1,315,883	30.85	1,248,512	30.97

Selling, general and administrative expenses	983,382	23.05	921,631	22.86
Pre-opening expenses	18,736	0.44	14,311	0.36

INCOME FROM OPERATIONS	313,765	7.36	312,570	7.75

Impairment of available-for-sale investments	—	—	32,370	0.80
Interest expense	2,081	0.05	5,309	0.13
Other income	(10,675)	(0.25)	(2,923)	(0.07)

INCOME BEFORE INCOME TAXES	322,359	7.56	277,814	6.89

Provision for income taxes	123,398	2.89	116,855	2.90

NET INCOME	$198,961	4.66%	$160,959	3.99%

EARNINGS PER COMMON SHARE:
Basic	$1.62		$1.33
Diluted	$1.58		$1.28

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,942		121,181
Diluted	125,766		125,825

Cash dividends declared per share	$0.375		$0.375

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	November 2, 2013	October 27, 2012	February 2, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$65,647	$294,493	$345,214
Accounts receivable, net	81,389	57,212	34,625
Income taxes receivable	34,635	2,779	15,737
Inventories, net	1,570,034	1,382,684	1,096,186
Prepaid expenses and other current assets	104,806	35,367	73,838
Deferred income taxes	48,414	26,755	30,289
Total current assets	1,904,925	1,799,290	1,595,889

Property and equipment, net	1,059,865	851,302	840,135
Intangible assets, net	98,792	99,033	98,903
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	3,286	8,269	4,382
Other	80,433	111,093	147,904
Total other assets	83,719	119,362	152,286
TOTAL ASSETS	$3,347,895	$3,069,581	$2,887,807

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$738,196	$665,608	$507,247
Accrued expenses	316,421	296,232	269,900
Deferred revenue and other liabilities	106,847	96,233	146,362
Income taxes payable	—	—	68,746
Current portion of other long-term debt and leasing obligations	7,540	8,584	8,513
Total current liabilities	1,169,004	1,066,657	1,000,768
LONG-TERM LIABILITIES:
Revolving credit borrowings	116,400	—	—
Other long-term debt and leasing obligations	6,596	14,157	7,762
Deferred income taxes	29,160	—	7,413
Deferred revenue and other liabilities	328,712	283,835	284,540
Total long-term liabilities	480,868	297,992	299,715
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	982	977	981
Class B common stock	249	250	249
Additional paid-in capital	937,742	855,881	874,236
Retained earnings	1,064,511	1,047,668	911,704
Accumulated other comprehensive income	78	114	112
Treasury stock	(305,539)	(199,958)	(199,958)
Total stockholders' equity	1,698,023	1,704,932	1,587,324
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,347,895	$3,069,581	$2,887,807

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	November 2, 2013	October 27, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$198,961	$160,959
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	113,437	88,627
Impairment of available-for-sale investments	—	32,370
Deferred income taxes	4,718	(10,128)
Stock-based compensation	20,610	23,643
Excess tax benefit from exercise of stock options	(20,966)	(61,461)
Tax benefit from exercise of stock options	125	4,761
Other non-cash items	435	227
Changes in assets and liabilities:
Accounts receivable	(28,850)	(17,374)
Inventories	(473,848)	(367,687)
Prepaid expenses and other assets	(9,752)	31,599
Accounts payable	209,346	178,700
Accrued expenses	3,440	18
Income taxes payable / receivable	(66,680)	33,260
Deferred construction allowances	37,125	21,744
Deferred revenue and other liabilities	(45,804)	(35,922)
Net cash (used in) provided by operating activities	(57,703)	83,336
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(196,862)	(157,448)
Purchase of JJB Sports convertible notes and equity securities	—	(31,986)
Proceeds from sale of other assets	11,000	—
Deposits and purchases of other assets	(60,048)	(54,819)
Net cash used in investing activities	(245,910)	(244,253)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	116,400	—
Payments on other long-term debt and leasing obligations	(2,139)	(138,856)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	34,920	71,683
Excess tax benefit from exercise of stock options	20,966	61,461
Minimum tax withholding requirements	(13,090)	(5,329)
Cash paid for treasury stock	(105,603)	(198,774)
Cash dividends paid to stockholders	(48,977)	(45,668)
Increase (decrease) in bank overdraft	21,603	(23,505)
Net cash provided by (used in) financing activities	24,080	(278,988)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(34)	(4)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(279,567)	(439,909)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	345,214	734,402
CASH AND CASH EQUIVALENTS, END OF PERIOD	$65,647	$294,493

Store Count and Square Footage

The stores that opened during the third quarter of 2013 are as follows:

Store	Market	Concept
Tallahassee, FL	Tallahassee	DICK'S Sporting Goods
Duluth, MN	Duluth	DICK'S Sporting Goods
Gretna, LA	New Orleans	DICK'S Sporting Goods
South Plainfield, NJ	New Jersey North	DICK'S Sporting Goods
El Paso, TX	El Paso	DICK'S Sporting Goods
Gainesville, GA	Gainesville	DICK'S Sporting Goods
Athens, GA	Athens	DICK'S Sporting Goods
Lake Charles, LA	Lake Charles	DICK'S Sporting Goods
Albuquerque, NM	Albuquerque	DICK'S Sporting Goods
Prescott Valley, AZ	Prescott	DICK'S Sporting Goods
Issaquah, WA	Seattle	DICK'S Sporting Goods
Salina, KS	Salina	DICK'S Sporting Goods
Redding, CA	Redding	DICK'S Sporting Goods
Victorville, CA	Victorville	DICK'S Sporting Goods
Ashland, KY	Huntington	DICK'S Sporting Goods
Kendall, FL	Miami	DICK'S Sporting Goods
Bowling Green, KY	Bowling Green	DICK'S Sporting Goods
Riverhead, NY	Long Island	DICK'S Sporting Goods
Morganton, NC	Charlotte	DICK'S Sporting Goods
Casper, WY	Casper	DICK'S Sporting Goods
Batavia, NY	Rochester	DICK'S Sporting Goods
Corpus Christi, TX	Corpus Christi	DICK'S Sporting Goods
Newport, KY	Cincinnati	DICK'S Sporting Goods
Osage Beach, MO	Osage Beach	DICK'S Sporting Goods
Dover, DE	Dover	DICK'S Sporting Goods
Henderson, NV	Las Vegas	Golf Galaxy
Cranberry, PA	Pittsburgh	Field & Stream
Crescent Springs, KY	Cincinnati	Field & Stream

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2013			Fiscal 2012
	DICK'S Sporting Goods	Golf Galaxy / Specialty Store Concepts (1)	Total	DICK'S Sporting Goods	Golf Galaxy / Specialty Store Concepts (1)	Total
Beginning stores	518	83	601	480	81	561
Q1 New stores	2	—	2	6	—	6
Q2 New stores	7	—	7	4	—	4
Q3 New stores	25	3	28	21	2	23
Ending stores	552	86	638	511	83	594

Remodeled stores	3	—	3	—	—	—
Relocated stores	1	1	2	4	—	4

Square Footage:
(in millions)

	DICK'S Sporting Goods	Golf Galaxy / Specialty Store Concepts (1)	Total (2)
Q1 2012	26.5	1.3	27.8
Q2 2012	26.7	1.3	28.0
Q3 2012	27.9	1.3	29.2
Q4 2012	28.2	1.4	29.6
Q1 2013	28.3	1.4	29.7
Q2 2013	28.7	1.4	30.0
Q3 2013	29.9	1.5	31.4

(1)	Includes the Company's Field & Stream and True Runner stores.

(2)	Column may not add due to rounding.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for certain non-recurring, infrequent or unusual items; earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“adjusted EBITDA”) and a reconciliation from the Company's gross capital expenditures, net of tenant allowances. These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company's management, analysts and investors can use to compare core operating results between reporting periods. These non-GAAP measures are provided below and on the Company's website at http://www.DicksSportingGoods.com/Investors.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2013
	39 Weeks Ended November 2, 2013

	As Reported	Recovery of Previously Impaired Asset	Asset Impairment Charge	Non-GAAP Total
Net sales	$4,265,755	$—	$—	$4,265,755
Cost of goods sold, including occupancy and distribution costs	2,949,872	—	—	2,949,872

GROSS PROFIT	1,315,883	—	—	1,315,883

Selling, general and administrative expenses	983,382	—	(7,881)	975,501
Pre-opening expenses	18,736	—	—	18,736

INCOME FROM OPERATIONS	313,765	—	7,881	321,646

Interest expense	2,081	—	—	2,081
Other income	(10,675)	4,342	—	(6,333)

INCOME BEFORE INCOME TAXES	322,359	(4,342)	7,881	325,898

Provision for income taxes	123,398	—	3,152	126,550

NET INCOME	$198,961	$(4,342)	$4,729	$199,348

EARNINGS PER COMMON SHARE:
Basic	$1.62			$1.62
Diluted	$1.58			$1.59

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,942			122,942
Diluted	125,766			125,766

During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired.  There is no related tax expense as the Company reversed a portion of the deferred tax valuation allowance it had previously recorded for net capital loss carryforwards it did not expect to realize at the time its investment in JJB Sports was fully impaired. During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to fair market value. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2012
	39 Weeks Ended October 27, 2012

	As Reported	Impairment of Investments	Non-GAAP Total
Net sales	$4,030,818	$—	$4,030,818
Cost of goods sold, including occupancy and distribution costs	2,782,306	—	2,782,306

GROSS PROFIT	1,248,512	—	1,248,512

Selling, general and administrative expenses	921,631	—	921,631
Pre-opening expenses	14,311	—	14,311

INCOME FROM OPERATIONS	312,570	—	312,570

Impairment of available-for-sale investments	32,370	(32,370)	—
Interest expense	5,309	—	5,309
Other income	(2,923)	—	(2,923)

INCOME BEFORE INCOME TAXES	277,814	32,370	310,184

Provision for income taxes	116,855	4,734	121,589

NET INCOME	$160,959	$27,636	$188,595

EARNINGS PER COMMON SHARE:
Basic	$1.33		$1.56
Diluted	$1.28		$1.50

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	121,181		121,181
Diluted	125,825		125,825

During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million. The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it expects not to realize as a result of the impairment of its investment in JJB Sports.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity.  Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations and capital investments.

	13 Weeks Ended
	November 2, 2013	October 27, 2012
	(dollars in thousands)
Net income	$49,977	$50,139
Provision for income taxes	31,115	32,307
Interest expense	696	860
Depreciation and amortization	37,123	30,527
EBITDA	$118,911	$113,833

% increase in EBITDA	4%

	39 Weeks Ended
	November 2, 2013	October 27, 2012
	(dollars in thousands)
Net income	$198,961	$160,959
Provision for income taxes	123,398	116,855
Interest expense	2,081	5,309
Depreciation and amortization	113,437	88,627
EBITDA	$437,877	$371,750
Add: Impairment of available-for-sale investments	—	32,370
Less: Recovery of previously impaired asset	(4,342)	—
Adjusted EBITDA, as defined	$433,535	$404,120

% increase in adjusted EBITDA	7%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	November 2, 2013	October 27, 2012
	(dollars in thousands)
Gross capital expenditures	$(196,862)	$(157,448)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	37,125	21,744
Construction allowance receipts	—	—
Net capital expenditures	$(159,737)	$(135,704)